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                                   EXHIBIT 12

                          AVCO FINANCIAL SERVICES, INC.

                   STATEMENT OF COMPUTATION OF NUMBER OF TIMES
                              FIXED CHARGES EARNED

                         SIX MONTHS ENDED JUNE 30, 1996
                             (Thousands of dollars)


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Income
   Income before income taxes..................................   $147,586
                                                                  --------

   Fixed charges to be added back to income -

      Interest and debt expense................................    213,155
      Rentals (one-third of all rent and related costs
        charged to income).....................................      7,348
                                                                  --------

          Total fixed charges..................................    220,503
                                                                  --------

Income before income taxes and fixed charges...................   $368,089
                                                                  ========

Ratio
  Number of times fixed charges covered by income
    before income taxes and fixed charges......................        1.7
                                                                  ========
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